UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 18, 2009

                                    CDEX INC.
             (Exact name of registrant as specified in its charter)

          Nevada                     000-49845              52-2336836
          ------                     ---------              ----------
 (State or other jurisdiction of     (Commission            (I.R.S. Employer
 incorporation or organization)      File Number)           Identification No.)

      4555 South Palo Verde, Suite 123
               Tucson, Arizona                             85714
               ---------------                             -----
      (Address of principal executive offices)             (Zip Code)

                                 (520) 745-5172
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 18, 2009, CDEX, Inc. (the "Company") entered into a Master Distribution Agreement ("Agreement") with Decatur Electronics, Inc. ("Decatur"), to market its ID2 MethScanner and future illicit drug detection devices on a global basis. Aside from the Company's pre-existing distribution agreements, Decatur will have exclusive marketing rights in the USA and Canada and on a non-exclusive basis worldwide. Decatur will market to law enforcement agencies at federal, state and local levels, prison and jail facilities, Department of Defense and Homeland Security agencies. In the Agreement, the Company and Decatur have established purchase prices, shipping terms, warranty arrangements, and marketing activities, with obligations for both the Company and Decatur.

A redacted copy of the Master Distribution Agreement is filed as Exhibit 10.1 (with appropriate redactions to protect sensitive and proprietary commercial terms), to this Current Report on Form 8-K and is incorporated herein; the summary of this document set forth above is qualified by reference to such exhibit.


ITEM 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No.                         Exhibit Description
-----------                         -------------------

10.1                Master Distribution Agreement

99.1                Press Release Dated February 25, 2009




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CDEX INC.

Date: February 24, 2009                  By:  /s/ Malcolm H. Philips, Jr.
                                              ---------------------------
                                              Malcolm H. Philips, Jr., President